                                                                      EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                      WEIGHTED AVERAGE SHARES OUTSTANDING

                                                              QUARTER ENDED
                                                              JUNE 30, 2001
                                                              -------------
Shares Outstanding March 31, 2001...........................     9,966,572

Total shares outstanding June 30, 2001......................     9,966,572
                                                               ===========

Weighted average shares outstanding.........................     9,966,572
                                                               ===========

Net loss for the three months ended June 30, 2001...........   $(3,661,000)
Net loss per share, basic and fully diluted.................        $(0.37)

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 2001
                                                              ----------------
Shares Outstanding December, 2000...........................       9,575,763

Shares retired February 1...................................        (187,500)
Shares issued February 9....................................         600,000
Shares retired February 12..................................          (9,999)
Shares retired March 19.....................................         (11,692)
                                                                ------------

Total shares outstanding June 30, 2001......................       9,966,572
                                                                ============

Weighted average shares outstanding.........................       9,874,538
                                                                ============

Net loss for the six months ended June 30, 2001.............    $(11,059,000)
Net loss per share, basic and fully diluted.................          $(1.12)